Exhibit 99.1

VBI Vaccines Receives Positive CHMP Opinion for 3-Antigen Hepatitis B Vaccine for Immunization Against Hepatitis B Infection in Adults in the European Union

-	Following positive CHMP recommendation, final EMA regulatory decision expected in coming months
-	European Union (EU) brand name to be PreHevbri™
-	If approved, PreHevbri will be the only approved 3-antigen hepatitis B vaccine for adults in the E.U.

CAMBRIDGE, Mass. (February 25, 2022) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human use (CHMP) has adopted a positive opinion for VBI’s 3-antigen hepatitis B (HBV) vaccine, under the brand name PreHevbri™ [Hepatitis B vaccine (recombinant, adsorbed)]. The CHMP recommends PreHevbri for active immunization against infection caused by all known subtypes of the hepatitis B virus in adults.

“The positive CHMP opinion for PreHevbri underscores its potential to be a meaningful option for healthcare providers as they help protect their patients against hepatitis B,” said Jeff Baxter, VBI’s President & CEO. “Hepatitis B remains a persistent public health problem in Europe and this milestone is a meaningful advancement in our efforts to be part of the solution.”

The European Commission (EC) will review the CHMP recommendation and a final decision on the Marketing Authorization Application (MAA) for PreHevbri in the EU is expected in the coming months. At this time, PreHevbri has not been approved for commercial use in the EU. If approved by the EC, the centralized marketing authorization would be valid in all EU Member States as well as in the European Economic Area (EEA) countries – Iceland, Liechtenstein, and Norway. In the United Kingdom (UK), the MAA for VBI’s 3-antigen HBV vaccine is expected to be reviewed as part of the EC Decision Reliance Procedure (ECDRP), the process for which is now being initiated upon receipt of positive CHMP opinion.

The CHMP’s positive opinion was supported by data from the two pivotal, randomized, double-blind, controlled Phase 3 studies – PROTECT and CONSTANT – as well as other relevant data.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 900,000 people die each year from complications of chronic HBV such as liver decompensation, cirrhosis, and hepatocellular carcinoma.

About PreHevbri™

VBI’s hepatitis B vaccine is the only 3-antigen hepatitis B vaccine, comprised of the S, pre-S1, and pre-S2 surface antigens of the hepatitis B virus. It is approved for use in the United States and in Israel, and regulatory submissions are still under review in Europe and in Canada. The brand names for this vaccine are: PreHevbrio™ (U.S.), PreHevbri™ (European Union), and Sci-B-Vac® (Israel).

U.S. Indication and Use

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com